UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2007, Advance Nanotech, Inc. (the “Company”) entered into a Director Compensation and Confidential Information Agreement (“Director Agreement”) with Mr. Douglas Zorn (the “Director”). Mr. Zorn was unanimously elected as an independent Director to the Board of Directors of the Company. The Director has access to and receives confidential information regarding the Company, its products, services, and business processes and business plans and other confidential and proprietary information.

Mr. Zorn is a certified public accountant who holds a Master’s in Business Administration from Santa Clara University.

In accordance with the Director Agreement, Mr. Zorn shall be entitled to receive an annual retainer of for his services in the amount of Twenty Thousand ($20,000) Dollars. This annual retainer shall be payable in equal quarterly cash installments in arrears commencing March 31, 2007. The Director shall be entitled to receive a semi-annual bonus of Five Thousand ($5,000) Dollars payable in cash in arrears on the first day of the seventh month and the last day of the twelfth month of each year of Director’s term of election. In addition, the Director shall receive a fee of One Thousand ($1,000) Dollars payable in cash, for each quarterly meeting of the Board of Directors.

As part of the annual compensation provided in the paragraph above, during the Director’s term of election, Director may be included in any stock incentive, stock option, or stock compensation plan as the Board may determine.

This Agreement may be terminated by either party upon thirty (30) days’ written notice to the other party. Any termination of this Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including without limitation, obligations to pay all amounts due and payable. Following the effective date of termination, the Company will not be responsible for any further payments in any form under the Agreement.

The foregoing description of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the Compensation and Confidential Information Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. Please see the Director Agreement and the press release relating to the new Director, attached as exhibits to this Form 8-K, for further information.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is included as part of this report:

(d) Exhibits.

No.	Description

10.1	Director Compensation and Confidential Information Agreement dated March 6, 2007.
99.1	Press release dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Antonio Goncalves, Jr.
Antonio Goncalves, Jr.
Chief Executive Officer

Dated: March 7, 2007

EXHIBIT LIST

No.	Description

10.1	Director Compensation and Confidential Information Agreement dated March 6, 2007.
99.1	Press release dated March 7, 2007.